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                                                                    EXHIBIT 99.1
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                                               Investor Contact: Richard E. Koch
                                                                  (203) 750-3254

                                             Press Contact: Thomas J. Fitzgerald
                                                                  (203) 750-3831

Olin News
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Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

                                                                   FOR IMMEDIATE
                                                                         RELEASE

               Olin, Union Unable to Agree on New Labor Contract
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     NORWALK, CT, December 4, 2000 - Olin Corporation (NYSE: OLN) announced today that the company and the International Association of Machinists & Aerospace Workers District #9 were unable to agree on a new labor contract for approximately 2,700 Brass and Winchester division hourly paid employees at Olin's East Alton, Illinois facility. The union voted to strike effective at the expiration of the previous contract at midnight December 3.

     The union has not shared information regarding specific issues that resulted in the turndown, so it is premature on the company's part to speculate on reasons for the negative vote.

     Four other bargaining units representing almost 450 hourly paid employees did sign new five-year contracts with Olin. Those ratifying the contract are the Western Employees Trades Council, the International Brotherhood of Electrical Workers Local #649, the United Association of Journeymen & Apprentices of the Plumbing and Pipefitting Industry Local #553, and the International Chemical Workers. The new agreements are effective December 4, 2000 and replace contracts in effect since December 4, 1995.
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     Even though some union members have decided to strike, the plant will remain open and work will be available to all employees who report to work.

     Headquartered in Norwalk, CT, Olin Corporation had 1999 sales of $1.3 billion and approximately 6,700 employees. The Olin East Alton facility is headquarters for the company's Brass and Winchester divisions. It is also the largest single plant location in the company with approximately 4,000 union and non-union employees. In 1999, Brass and Winchester sales were approximately $1.0 billion. Olin Corporation is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and current expectations, estimates and projections about the markets and economy in which Olin and its respective divisions operate. Words such as "anticipates," "expects," "believes," "should," "plans," "will," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. Olin does not undertake any obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions, lack of moderate growth in the U.S. economy or even a slight recession in any period or year; competitive pricing pressures; changes in Chlor Alkali's ECU prices from expected levels; Chlor Alkali operating rates below anticipated levels; higher-than-expected raw material costs; higher-than-expected transportation and/or logistics costs; a protracted work stoppage in connection with collective bargaining negotiations with labor unions; a downturn in any of the markets Olin serves such as electronics, automotive, ammunition and housing; the supply/demand balance for Olin's products, including the impact of excess industry capacity; efficacy of new technologies; changes in U.S. laws and regulations; failure to achieve targeted cost reduction programs; capital expenditures, such as cost overruns, in excess of those scheduled; environmental costs in excess of those projected; and the occurrence of unexpected manufacturing interruptions/outages.